UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 15, 2014

Date of Report (Date of earliest event reported)

RED METAL RESOURCES LTD.

(Exact name of registrant as specified in its charter)

NEVADA	000-52055	20-2138504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1158 Russell Street, Unit D, Thunder Bay, Ontario, Canada		P7B 5N2
(Address of principal executive offices)		(Zip Code)

1 (807) 345-5380

Registrant's telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 15, 2014 Minera Polymet Limitada (“Polymet”), a Chilean subsidiary of Red Metal Resources Ltd. (the “Company”), entered into an option agreement with David Marcus Mitchell to earn 100% interest in a mining exploration concession Quina 1-56 (the “Quina claim”).

The Quina claim totals 252 hectares and is contiguous to the Company’s Farellon Property, which is located in the Carrizal Alto mining district located approximately 75 kilometers northwest of the city of Vallenar, 150 kilometers south of Copiapo and 20 kilometers west of the Pan American Highway.

In order to acquire the 100% interest in the Quina claim, Polymet is required to pay a total of US$150,000 in a mixture of shares of the Company and cash over four years, as detailed in the following schedule:

Payment Price US$
Upon execution of the Option Agreement (“Execution date”)	$ 25,000
12 months subsequent to the Execution date	25,000
24 months subsequent to the Execution date	25,000
36 months subsequent to the Execution date	25,000
48 months subsequent to the Execution date	50,000
Total	$ 150,000

The number of shares to be issued for each option payment will be determined based on the average trading price of the Company’s shares during a 30-day period prior to the payment. All of the above payments shall be made only if Polymet wishes to keep the Option Agreement in force and finally to exercise the option to purchase.

In addition to the option payments, the vendor will retain a 1.5% royalty from net smelter returns (“NSR”) on the Quina claims and Polymet will have the right to buy out the royalty for a one-time payment of US$1,500,000 any time after acquiring 100% of the Quina claim.

The option agreement is based on the memorandum of understanding (the “MOU”) the Company entered into on May 27, 2014. The signing of an option agreement to acquire a 100% interest in an Exeter 1-54 mining concession, the second mining exploration concession  included in the MOU, has been delayed to allow the vendor to update necessary corporate filings with respect to the mining concession.  The Company has reached a verbal agreement with the vendor of the Exeter 1-54 concession to extend the MOU in respect of this claim.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Memorandum of Understanding between Minera Polymet Limitada and David Marcus Mitchel(1)
10.2	Irrevocable Purchase Option Contract for Mining Property Quina 1-56, English translation(2)
99.1	News Release dated December 16, 2014

(1) Incorporated by reference from the registrant’s Current Report on Form 8-K, filed with the  Securities and Exchange Commission on June 4, 2014.

(2) Original Spanish version is included as a supplementary copy in Adobe Portable Document Format (PDF).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RED METAL RESOURCES LTD.

Date: December 19, 2014	By: /s/ Caitlin Jeffs

Name: Caitlin Jeffs
Title: Chief Executive Officer and President

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